SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2019

CleanSpark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 North Main Street, Ste. 105 Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 244-4405

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2019, our Board of Directors appointed Ms. Amanda Kabak as our Chief Technology Officer.

Ms. Kabak joined our company in August of 2017 and we are now promoting her to serve as our Chief Technology Officer and Principal Software Architect. Before joining us, Ms. Kabak was a managing consultant for 10th Magnitude and she worked there from July 2016 to July 2017. From April to June of 2016, she worked as Sr. Software Engineer for Uptake and from 2013 to February 2016 she worked as Sr. Software Architect for OptiRTC, Inc.

Aside from above, Ms. Kabak does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Ms. Kabak and any of our directors or executive officers.

Aside from the following, Ms. Kabak has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

On February 8, 2019, we entered into a letter agreement (the “Agreement”) with Ms. Kabak to serve as Chief Technology Officer. We agreed to pay Ms. Kabak an annual base salary of $190,000 and issue her an option to purchase $100,000 shares of our stock for each annual period she is with our company. A portion of the option vests each month and is exercisable at market price.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on February 8, 2019, our Board of Directors approved an increase in the annual salary for Mr. Matthew Schultz, our CEO, from $180,000 to $240,000 for the 2019 annual period. The Board also approved an increase in the annual salary for Mr. Zach Bradford, our President and CFO, from $180,000 to $240,000 for the 2019 annual period.

Lastly, the Board approved additional performance bonuses that may be granted from time to time at the Board’s discretion.

As a result of the above, we plan to amend the employment agreements for Messrs. Schultz and Bradford and will attach the same to our next quarterly report that we file with the Securities and Exchange Commission.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

10.1 Employment Agreement, dated February 8, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanSpark, Inc.

/s/ Zachary Bradford
Zachary Bradford Chief Financial Officer

Date: February 8, 2019

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